                                                                 Exhibit 8.f)(1)

                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 2nd day of January, 2002 and as amended on May 31, 2002 and October 1, 2002, by and among MFS(R) Variable Insurance TrustSM, Mony Life Insurance Company, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of March __, 2003.

                                 MONY LIFE INSURANCE COMPANY
                                 By its authorized officer,


                                 By:
                                     -------------------------------------------

                                 Title:
                                        ----------------------------------------


                                 MFS VARIABLE INSURANCE TRUST,
                                 on behalf of the Portfolios
                                 By its authorized officer and not individually,


                                 By:
                                     -------------------------------------------
                                     James R. Bordewick, Jr.
                                     Assistant Secretary


                                 MASSACHUSETTS FINANCIAL SERVICES
                                 COMPANY
                                 By its authorized officer,


                                 By:
                                     -------------------------------------------
                                     Stephen E. Cavan
                                     Senior Vice President

                                                            As of March __, 2003




                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement


====================================================================================================================================
            Name of Separate
            Account and Date                     Policies Funded                 Share Class                     Portfolios
             Established by                    by Separate Account           (Initial or Service           Applicable to Policies
           Board of Directors                                                      Class)
====================================================================================================================================
          MONY Variable Acct L                 Flexible Premium VUL                 Initial                 MFS Utilities Series
             (Est. 11/28/90)                        (MONY VUL)                                            MFS Mid Cap Growth Series
                                                  Last Survivor                                           MFS New Discovery Series
                                               Flexible Premium VUL                                        MFS Total Return Series
                                             (MONY Survivorship VUL)
                                               Corporate Sponsored
                                             Variable Universal Life
                                                   (MONY COLI)

                                               Flexible Premium VUL                                         MFS Utilities Series
                                              (MONY VUL C3-03/C4-04)                                      MFS Mid Cap Growth Series
                                                                                                           MFS Total Return Series

          MONY Variable Acct A                   Flexible Payment                   Initial                 MFS Utilities Series
             (Est. 11/28/90)                     Variable Annuity                                         MFS New Discovery Series
                                                    (MONY VA)                                              MFS Total Return Series

                                                 Flexible Payment                                           MFS Utilities Series
                                                 Variable Annuity                                         MFS Mid Cap Growth Series
                                                   (MONY C VA)                                            MFS New Discovery Series
                                                 Flexible Payment                                          MFS Total Return Series
                                                 Variable Annuity
                                                   (MONY L VA)

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